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                                                                EXHIBIT (10)-1


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                               TRINOVA CORPORATION
                             1987 STOCK OPTION PLAN


 1. PURPOSE. The purpose of the 1987 Stock Option Plan (the "Plan" or the "1987 Plan") is to promote the interests of TRINOVA Corporation (the "Company") and its shareholders by encouraging officers and other key employees of the Company, its divisions and subsidiaries to acquire a proprietary interest in the Company (as a greater incentive to increase the Company's earnings and to remain in its employ) through the grant of stock options ("options"), with or without stock appreciation rights ("rights"), to purchase or otherwise acquire $5 Par Value Common Stock ("Common Shares") of the Company, or the transfer of Common Shares subject to such terms and restrictions as a subcommittee of not less than three disinterested members (i.e., those members who are not eligible, and have not been eligible for at least one year prior to their appointment, to participate in the Plan or in any other stock option plan of the Company or any affiliate) of the Organization and Compensation Committee of the Board of Directors ("Board") or any similar successor committee ("Committee") of the Board of the Company, appointed by the Board, may deem desirable and appropriate. The options granted may be statutory options under applicable provisions of the Internal Revenue Code and/or non-statutory options.

 2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee subject to the provisions of the Plan. Without limiting the generality of the foregoing, the Committee shall determine (a) the officers or other key employees to be granted options or rights ("optionees") or receive awards of restricted shares; (b) the times at which options or rights will be granted or restricted shares will be transferred; (c) the terms of each option, including, but not limited to, the number of optioned shares, the price of the optioned shares, the time when the option shall become exercisable and the duration of the exercise period, and the nature of the rights (if any) to be granted in connection with the option; (d) the terms and restrictions, including risks of forfeiture, imposed on any restricted shares transferred to an officer or other key employee; (e) the nature of the restrictions (if any) to be placed on the option or the optioned shares; and (f) the terms of each right, including but not limited to, the number of optioned shares subject to the right, the value of the right, the time when the right shall become exercisable and the duration of the exercise period, and the form in which payment of the right will be made. The Committee shall also prescribe the forms of the instruments evidencing any options or rights granted; adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan, the rules and regulations and the instruments; and make all other determinations necessary or desirable for the administration of the Plan.

 3. OPTION SHARES. Subject to the provisions of Section 10, the aggregate number of Common Shares that may be issued or transferred under this Plan, whether pursuant to options granted under the Plan or as restricted shares, or pursuant to the exercise of rights upon the surrender of options, or that may be the subject of options surrendered upon the exercise of rights granted under the Plan, shall be 750,000 shares plus up to (a) 58,400 additional shares which represent as of January 23, 1987 the aggregate number of shares available for grants under the Company's 1982 Stock Option Plan (the "1982 Plan") and (b) 453,620 additional shares as of January 23, 1987 covered by outstanding options granted under the 1982 Plan and the Company's 1975 Stock Option Plan to the extent that such options expire, terminate or are cancelled without exercise. Option shares may be unissued shares and/or treasury shares as the Board may from time to time determine. Restricted stock granted pursuant to Section 7 shall be treasury stock. Except as provided in Section 6, Common Shares subject to an option or right granted under the 1987 Plan,
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which expires, terminates or is cancelled without exercise, or restricted shares which are forfeited to the Company because the risk of forfeiture materialized, shall thereafter be available for the grant of other options, rights or transfer as restricted shares under the 1987 Plan.

The Committee may, with the concurrence of the affected optionee, cancel any option granted under this Plan. In the event of any such cancellation, the Committee may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the cancelled options not been granted.

 4. ELIGIBILITY. Options and rights shall be granted, and awards of restricted shares shall be made, only to officers and other key employees of the Company, its divisions or its subsidiary corporations. The members of the Committee shall not be eligible, and shall not have been eligible for a period of at least one year prior to their appointment, to participate in this Plan or in any other plan of the Company or any affiliate entitling the participants therein to acquire stock, stock options or stock appreciation rights. In the case of options that are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code, the aggregate fair market value (determined as of the time the options are granted) of the stock with respect to which such options are exercisable for the first time by any optionee during any calendar year (under this and all other stock option plans of the Company and any parent and subsidiary corporations or predecessor of any such corporation) shall not exceed $100,000. "Fair market value" (as used here and throughout the Plan) means the closing price of the Company's Common Shares on the New York Stock Exchange on the date specified. The closing price shall be determined from the "NYSE-Composite Transactions" list printed in The Wall Street Journal or any equivalent publication.


 5. OPTION PRICE. Except as provided in Section 7, the option price shall be no less than the greater of the fair market value of the optioned shares on the date of grant or the par value of such shares. The option price shall be payable in accordance with the terms of the option, in cash and/or in Common Shares of the Company having a fair market value on the date of exercise equal to the option price or applicable portion thereof, with such holding period for such shares as the Committee may determine.

  6. APPRECIATION RIGHTS. Rights may be granted in connection with any option, either simultaneously with or subsequent to the grant of the option. A right shall entitle the optionee to receive from the Company, upon surrender of the related option, a payment equal to the value of the right. The value of the right, as determined by the Committee, shall be expressed as a percentage (not exceeding 100%) of the excess of the fair market value of the optioned shares on the date of exercise of the rights over the option price. The Committee may establish the maximum payment percentage, portion of the related options covered by the rights and form of payment, which may be cash and/or Common Shares, at the time of grant or thereafter. Rights shall be exercisable only when the related options are exercisable and may be subject to more restrictive provisions including a condition that a right may only be exercised if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act"). Shares covered by options surrendered upon the exercise of rights shall not be available for the grant of further options, rights or awards under the Plan.

 7. RESTRICTED STOCK. Common Shares may be transferred, and options may be granted for Common Shares which are, in either case, for a period determined by the Committee, and subject to a "substantial risk of forfeiture" and "non-transferable," as defined in Section 83 of the Internal Revenue Code ("restricted shares"). Any such restricted shares transferred to an officer or other key employee under this Plan may be transferred on such terms and conditions as the Committee shall impose. Further, any options to acquire any restricted shares shall be granted at such option price, if any, as determined

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by the Committee, less than the fair market value of Common Shares determined without regard to any such restrictions, and shall entitle the optionee to receive Common Shares by paying less than the fair market value at date of grant, subject to such terms and conditions as the Committee shall impose. The terms and conditions to which any restricted shares may be subject, imposed by the Committee, may include prohibitions or restrictions on the transferability of the optioned shares during the period of substantial risk of forfeiture.

 8. NON-TRANSFERABILITY. Options or rights granted under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by him.

 9. NO RIGHTS TO EMPLOYMENT. Neither the Plan nor any option or right granted under it shall alter the terms of employment of the optionee or the right of the Company, its divisions or subsidiaries to terminate his employment.

10. ADJUSTMENTS. The Board may make or provide for such adjustments in the option price and in the number or kind of shares of the Company's Common Shares or other securities covered by outstanding options as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, separation, reorganization, or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board may also make or provide for such adjustments in the number or kind of shares of the Company's Common Shares or other securities which may be sold or transferred under this Plan as such Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in clause (a) of the preceding sentence.

11. TAX WITHHOLDING. Any compensation income realized or recognized by an officer or other key employee with respect to (a) the exercise of any option or rights granted under this Plan; (b) restricted shares transferred under this Plan, including any such income resulting from any election under Section 83(b) of the Internal Revenue Code; (c) the lapse of any such restrictions; or (d) from a disposition of any shares acquired on the exercise of an incentive stock option as defined in Section 422A (or other statutory option) prior to the satisfaction of the required holding periods, shall be subject to withholding by the Company or subsidiary of income, employment or other taxes required by Federal, state, local or foreign law. The Committee may require that the participant pay such withholding amount in cash directly to the Company or subsidiary. The Committee shall have the right to retain, rather than issue or transfer to the participant, the number of shares having a fair market value equal to the required withholding amount. In the case of restricted shares that cease to be subject to a substantial risk of forfeiture, or non-transferable, as defined for purposes of Section 83 of the Internal Revenue Code, the Committee shall have the right to retain the number of shares with a fair market value equal to the required withholding amount.

In any case, the Committee may in its discretion satisfy the withholding requirement by causing the Company or a subsidiary employing the officer or other key employees to withhold the appropriate amount of any and all of such taxes from any other compensation otherwise payable to the officer or other key employee.

12. AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, provided that approval by the shareholders of the Company shall be required for any amendment which would, in the absence of such shareholder approval, cause transactions under the Plan to cease to qualify as exempt transactions under Rule 16b-3 of the Securities and Exchange

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Commission or any similar successor rule promulgated under the 1934 Act, increase the maximum number of shares subject to this Plan, or change the class of employees eligible for participation under this Plan.

13. EFFECTIVE DATE. The Plan shall become effective on April 16, 1987, subject to the Plan's approval by the shareholders of the Company at the Annual Meeting on such date.

14. EFFECT ON THE 1982 PLAN. Options and stock appreciation rights granted under the 1982 Plan and outstanding on the effective date of the 1987 Plan shall not be adversely affected by the adoption of the 1987 Plan. Restricted shares transferred under the 1982 Plan and outstanding as restricted shares on the effective date of the 1987 Plan shall not be adversely affected by the adoption of the 1987 Plan. However, no additional options or stock appreciation rights shall be granted under the 1982 Plan after that date. After the effective date of the 1987 Plan, no additional restricted shares shall be transferred under the 1982 Plan other than pursuant to the exercise after such effective date of options or rights granted under the 1982 Plan. The 1982 Plan shall remain in effect and shall govern such outstanding options, stock appreciation rights and restricted shares transferred under the 1982 Plan until the last of such options or stock appreciation rights is exercised or expires, terminates or is cancelled, or in the case of restricted shares, the shares are forfeited, or cease to be subject to the risk of forfeiture. As provided in Section 3, and except as provided otherwise in Section 6, shares represented by such outstanding options which are not exercised shall be available for the grant of options or awards under the 1987 Plan.